Table of Contents

Exhibit 2.11

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE, effective as of February 10, 2012, by and among Petrobras International Finance Company, an exempted company incorporated with limited liability under the laws of the Cayman Islands, having its principal office at 4th Floor, Harbour Place, 103 South Church Street, George Town, Grand Cayman, Cayman Islands (the “Company”), THE BANK OF NEW YORK MELLON, a New York banking corporation, as Trustee hereunder (the “Trustee”), and Petróleo Brasileiro S.A. – Petrobras, a mixed capital company (sociedade de economia mista) organized under the laws of Brazil, having its principal office at Avenida República do Chile, 65, 20035-900 Rio de Janeiro – RJ, Brazil (“Petrobras”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee previously have entered into an indenture, dated as of July 19, 2002 (the “Original Indenture”);

WHEREAS, the Original Indenture was supplemented by each of (i) the Amended and Restated Second Supplemental Indenture, dated as of March 31, 2010 (the “Amended and Restated Second Supplemental Indenture”) with respect to the U.S.$500,000,000 9.125% Global Notes due 2013 (the “Original 2013 Notes”) and an additional issuance of U.S.$250,000,000 9.125% Global Notes due 2013 (the “Reopening 2013 Notes” and, together with the Original 2013 Notes, the “2013 Notes”); (ii) the Amended and Restated Third Supplemental Indenture, dated as of March 31, 2010 (the “Amended and Restated Third Supplemental Indenture”) with respect to the U.S.$750,000,000 8.375% Global Notes due 2018 (the “2018 Notes”); (iii) the Amended and Restated Fourth Supplemental Indenture, dated as of  March 31, 2010 (the “Amended and Restated Fourth Supplemental Indenture”) with respect to the U.S.$600,000,000 7.75% Global Notes due 2014 (the “2014 Notes”); and (iv) the Amended and Restated Fifth Supplemental Indenture, dated as of March 31, 2010 (the “Amended and Restated Fifth Supplemental Indenture” and, together with the Amended and Restated Second Supplemental Indenture, the Amended and Restated Third Supplemental Indenture and the Amended and Restated Fourth Supplemental Indenture, the “Supplemental Indentures” and each a “Supplemental Indenture”) with respect to the U.S.$500,000,000 6.125% Global Notes due 2016 (the “Original 2016 Notes”) and an additional issuance of U.S.399,053,000 6.125% Global Notes due 2016 (the “Reopening 2016 Notes” and, together with the Original 2016 Notes, the “2016 Notes”; and, together with the 2013 Notes, the 2018 Notes and the 2014 Notes, the “Notes”);

WHEREAS, Section 9.01 of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Company and the Trustee may enter into one or more indentures supplemental to the Original Indenture to add to, change or eliminate any of the provisions of the Original Indenture in respect of one or more series of Securities (as defined in the Original Indenture);

WHEREAS, the Company and Petrobras wish to amend the Original Indenture and each of the Supplemental Indentures to replace the term U.S. GAAP by Reporting GAAP (as defined herein);

WHEREAS, the Company and Petrobras confirm that any and all conditions and requirements necessary to make this Sixth Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery of this Sixth Supplemental Indenture has been in all respects duly authorized;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Sixth Supplemental Indenture; and

WHEREAS, the Company and Petrobras have requested that the Trustee execute and deliver this Sixth Supplemental Indenture;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, Petrobras and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

Article 1
DEFINITIONS

Section 1.01.      Defined Terms.  All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby.  All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Sixth Supplemental Indenture.

Section 1.01.      Changes to Definitions of Original Indenture.  (a) The first paragraph of Section 1.01 of the Original Indenture shall be amended to read in its entirety as follows:

“For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                        (1)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                        (2)  all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                        (3)  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Reporting GAAP , and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are consistent with Reporting GAAP at the date of such computation; and

            (4)  Unless the context otherwise requires, any reference to an "Article," a "Section" or an "Annex" refers to an Article, a Section or an Annex, as the case may be, of this Indenture; and

            (5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.”

(b) The definition of “Indebtedness” in Section 1.01 of the Original Indenture shall be amended to read as follows:

“Indebtedness” means any obligation (whether present or future, actual or contingent and including, without limitation, any guarantee) for payment on or the repayment of money which has been borrowed or raised (including money raised by acceptance and all leases which, under Reporting GAAP, would constitute a capital lease obligation).

 (c) Section 1.01 of the Original Indenture shall be amended by adding the following definition:

“Reporting GAAP” means (i) generally accepted accounting principles in effect in the United States of America applied on a basis consistent with the principles, methods, procedures and practices in effect from time to time or (ii) International Financial Reporting Standards (“IFRS”) as adopted by the International Accounting Standards Board (“IASB”) as from the date Petrobras adopts IFRS as its primary reporting or accounting standard in its reports filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

Section 1.02.      Changes to Definitions of the Supplemental  Indentures.  (a) The definition of “Material Subsidiary” and “Permitted Lien of each of the Amended and Restated Second Supplemental Indenture, the Amended and Restated Third Supplemental Indenture and the Amended and Restated Fourth Supplemental Indenture shall be amended to read as follows:

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 7.5% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP (or if Petrobras does not prepare financial statements in Reporting GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

“Permitted Lien” means a:

(a)  Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Company’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)  Lien arising from the Company’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Company’s past practice;

(c)  Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)  Lien granted upon or with respect to any assets hereafter acquired by the Company or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

(e)  Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary;

(f)  Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Company or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(g)  Lien existing as of the date of this Supplemental Indenture;

(h)  Lien resulting from the Indenture or the Guaranty;

(i)  Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Company, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(j)  Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Lien referred to in paragraphs (a) through (i) above (but not paragraph (c)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (a), (b) and (f) the obligees meet the requirements of such paragraphs; and

(k)  Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Company’s Permitted Liens pursuant to clauses (a) through (j) of this definition, does not exceed 7.5% of the Company’s consolidated total assets (as determined in accordance with Reporting  GAAP) at any date as at which the Company’s balance sheet is prepared and published in accordance with applicable Law.”

(b) The definition of “Material Subsidiary” and “Permitted Lien of the Amended and Restated Fifth Supplemental Indenture shall be amended to read as follows:

“Material Subsidiary” means, as to any Person, any Subsidiary of such Person which, on any given date of determination, accounts for more than 15% of Petrobras’ total consolidated assets, as such total assets are set forth on the most recent consolidated financial statements of Petrobras prepared in accordance with Reporting GAAP (or if Petrobras does not prepare financial statements in Reporting GAAP, consolidated financial statements prepared in accordance with Brazilian generally accepted accounting principles).

“Permitted Lien” means a:

(a)  Lien arising by operation of law, such as merchants’, maritime or other similar Liens arising in the Company’s ordinary course of business or that of any Subsidiary or Lien in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(b)  Lien arising from the Company’s obligations under performance bonds or surety bonds and appeal bonds or similar obligations incurred in the ordinary course of business and consistent with the Company’s past practice;

(c)  Lien arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which such Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

(d)  Lien granted upon or with respect to any assets hereafter acquired by the Company or any Subsidiary to secure the acquisition costs of such assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such assets, including any Lien existing at the time of the acquisition of such assets as long as the maximum amount so secured shall not exceed the aggregate acquisition costs of all such assets or the aggregate Indebtedness incurred solely for the acquisition of such assets, as the case may be;

(e)  Lien granted in connection with the Indebtedness of a Wholly-Owned Subsidiary owing to the Company or another Wholly-Owned Subsidiary;

(f)  Lien existing on any asset or on any stock of any Subsidiary prior to the acquisition thereof by the Company or any Subsidiary as long as such Lien is not created in anticipation of such acquisition;

(g)  Lien existing as of the date of this Supplemental Indenture;

(h)  Lien resulting from the Indenture or the Guaranty;

(i)  Lien incurred in connection with the issuance of debt or similar securities of a type comparable to those already issued by the Company, on amounts of cash or cash equivalents on deposit in any reserve or similar account to pay interest on such securities for a period of up to 24 months as required by any Rating Agency as a condition to such Rating Agency rating such securities investment grade or as is otherwise consistent with market conditions at such time, as such conditions are satisfactorily demonstrated to the Trustee;

(j)  Lien granted or incurred to secure any extension, renewal, refinancing, refunding or exchange (or successive extensions, renewals, refinancings, refundings or exchanges), in whole or in part, of or for any Indebtedness secured by Lien referred to in paragraphs (a) through (i) above (but not paragraph (c)), provided that such Lien does not extend to any other property, the principal amount of the Indebtedness secured by such Lien is not increased, and in the case of paragraphs (a), (b) and (f) the obligees meet the requirements of such paragraphs; and

(k)  Lien in respect of Indebtedness the principal amount of which in the aggregate, together with all Liens not otherwise qualifying as the Company’s Permitted Liens pursuant to clauses (a) through (j) of this definition, does not exceed 15% of the Company’s consolidated total assets (as determined in accordance with Reporting  GAAP) at any date as at which the Company’s balance sheet is prepared and published in accordance with applicable Law.”

Article 2

Section 2.01.   Amendment to Article 10 Relating to Covenants. Section 10.09 of the Original Indenture shall be amended to read in its entirety as follows:

“Section 10.09                        Maintenance of Books and Records.

            The Company shall, and shall cause each of its Subsidiaries to, maintain books, accounts and records in accordance with Reporting GAAP.”

Article 3

MISCELLANEOUS

Section 3.01.   Effect of the Sixth Supplemental Indenture.  This Sixth Supplemental Indenture supplements the Original Indenture and shall be a part, and subject to all the terms, thereof.  The Original Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.  This Sixth Supplemental Indenture supplements each of the Supplemental Indentures and shall be a part, and subject to all the terms, of each of such Supplemental Indentures.  Each Supplemental Indenture, as supplemented and amended by this Sixth Supplemental Indenture, is in all respects ratified and confirmed, and each of the Supplemental Indentures and this Sixth Supplemental Indenture shall be read, taken and construed as one and the same instrument.  All provisions included in this Sixth Supplemental Indenture supersede any conflicting provisions included in the Original Indenture and the Supplemental Indentures unless not permitted by law.   The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Sixth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Sixth Supplemental Indenture.

Section 3.02.   Governing Law.  This Sixth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.03.   Trustee Makes No Representation.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, enforceability or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and Petrobras.

Section 3.04.   Effect of Headings.  The section headings herein are for convenience only and shall not affect the construction of this Sixth Supplemental Indenture.

Section 3.05.   Counterparts.   The parties may sign any number of copies of this Sixth Supplemental Indenture.  Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 3.06.   Additional Trustee Provisions.

(a)                The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(b)               In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(c)                Notwithstanding anything herein to the contrary neither the Trustee nor any of its the agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or its respective agent, as applicable, (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, fire, riot, strikes or work stoppages for any reason, embargos, government action or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 3.07.   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE NOTES.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Sixth Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PETROBRAS INTERNATIONAL FINANCE COMPANY

By:      /s/ Sérvio Túlio da R. Tinoco
     Name: Sérvio Túlio da R. Tinoco
     Title:   Chief Financial Officer

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:     /s/ Neyde Sáfadi
     Name: Neyde Sáfadi
     Title:   General Manager of Corporate Finance

WITNESSES:

1.

    Name:

2.   /s/ Hernani M. Fortuna

     Name: Hernani M. Fortuna

THE BANK OF NEW YORK MELLON, as Trustee

By:      /s/ John T. Needham, Jr.
      Name: John T. Needham, Jr.
      Title:  Vice President

WITNESSES:

1.         /s/ Karon Greene

    Name: Karon Greene

2.          /s/ Catherine F. Donohue

     Name: Catherine F. Donohue

STATE OF NEW YORK                   )

                                                           )           ss:

COUNTY OF NEW YORK              )

On this 10th day of February 2012, before me, a notary public within and for said county, personally appeared John T. Needham, Jr., to me personally known, who being duly sworn, did say that he is a Vice President of The Bank of New York Mellon, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said entity.

On this 10th day of February 2012, before me personally came Karon Greene and Catherine F. Donohue to me personally known, who being duly sworn, did say that they signed their names to the foregoing instrument as witnesses.

[Notarial Seal]

            /s/ Danny Lee

Notary Public

COMMISSION EXPIRES